Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-128808, 333-128809 and 333-279163) and Form S‑3ASR (File No. 333-283605) of Stock Yards Bancorp, Inc. (the Company) of our report dated February 26, 2026, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA P.C.

Grand Rapids, Michigan

February 26, 2026